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                           Analytic Investors, Inc.
                                Code of Ethics

This Code of Ethics has been adopted by the officers and directors of Analytic Investors, Inc. in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"), and Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), specifically Rule 204-2 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of advisory representatives (defined below). . Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such investment companies.

While affirming its confidence in the integrity and good faith of all of its employees, officers, and directors, Analytic Investors, Inc. recognizes that certain of its personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for Analytic Investors, Inc.'s Clients, and that if such individuals engage in personal transactions in securities that are eligible for investment by Clients, these individuals could be in a position where their personal interests may conflict with the interests of Clients.

The Board of Directors of Analytic Investors, Inc. has determined to adopt this Code of Ethics based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and the Board of Directors of any funds for which the Firm acts as adviser of sub-adviser.


I.   Statement of General Principles

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In recognition of the trust and confidence placed in Analytic Investors, Inc. by its Clients and to give effect to Analytic Investors, Inc.'s belief that its operations should be directed to benefit its Clients, Analytic Investors, Inc. hereby adopts the following general principles to guide the actions of its employees, officers, and directors:

1. The interests of Clients are paramount. All Analytic Investors, Inc. personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of Clients before their own.

2. All personal transactions in securities by Analytic Investors, Inc. personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of a Client.

3. All Analytic Investors, Inc. personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to a Client, or that otherwise bring into question the person's independence or judgment.


II.  Definitions

1. "Access person" Any director, officer or advisory representative of the Firm.

2. "Advisory Representative" means any employee, (i) who in connection with his or her regular functions or duties, normally makes, participates in, or otherwise obtains current information regarding the purchase or sale of a security by the Firm, (ii) whose functions relate to the making of any recommendations with respect to such purchases or sales; and (iii) any natural person in a control relationship to the Firm who obtains information concerning recommendation made concerning a purchase or sale of a Security. This definition includes but is not limited to the following: officer, director, "Investment Person", "Portfolio Manager" and any other employee of the Firm designated as an "Advisory Representative" from time to time by the Review Officer.

3. "Beneficial ownership" of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of securities held by (i) his or her spouse or domestic partner, (ii) minor children, (iii) a relative who shares his or her home, (iv) a trust, estate, or other account in which he/she has a present or future interest in the income,

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     principal or right to obtain title to the securities, or (v) other persons by reason of any contract, arrangement, understanding, or relationship that provides him or her with sole or shared voting or investment power over the securities held by such person.

4. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of those securities control over the company. This is a rebuttable presumption, and it may be countered by the facts and circumstances of the given situation. A natural person shall not be presumed to be a controlled person.

5. "Client" means any investment company registered under the Act, a series of an investment company registered under the Act, or a separately managed investment management account for whom Analytic Investors, Inc. acts as investment adviser or sub-adviser.

6. "Firm" means the investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, subject to this Code of Ethics.

7. "Fund" means any investment vehicle registered under the Investment Company Act of 1940.

8. "Initial Public Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or Rules 504, 505, or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

9. "Investment Personnel" means (i) any portfolio manager and (ii) research analysts, traders and other personnel, who provide information and/or advice to any portfolio manager, or who execute or help execute any portfolio manager's decisions.

10. A "Managed Limited Partnership" is any limited partnership of which Analytic Investors, Inc. or any affiliate of Analytic Investors, Inc. is the general partner or for which Analytic Investors, Inc. or any affiliate of Analytic Investors, Inc. serves as investment adviser.

11.  "Person" means a natural person or a company.

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12.  An Access Person's "Personal Account" means any Securities account in which such Access Person has direct or indirect Beneficial Ownership. However, an Access Person's "Personal Account" shall not include such Access
     Person's interest in any Managed Limited Partnership in which not more than 5% of the total interests are represented by investments of the direct portfolio manager(s) managing the partnership and not more than 10% of the total interests are represented by investments of all Access Persons in the aggregate. All similarly managed Managed Limited Partnerships will be viewed as a single entity for this purpose. A Managed Limited Partnership will not be considered a Personal Account of Analytic Investors, Inc. in its capacity as General Partner of such partnership or as investment adviser to such partnership.

13. "Portfolio Manager" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions affecting the Client accounts managed by the Firm.

14. "Purchase or sale of a Security" includes, among other things, the purchase or sale of an option whose underlying instrument would be classified as a security.

15. The designated "Review Officer" is the Compliance Officer of Analytic Investors, Inc. The "Alternate Review Officers" are (i) the Chief Investment Officer of Analytic Investors, Inc. or (ii) the President of Analytic Investors, Inc. In the absence of the Review Officer, an Alternate Review Officer shall act in all respects in the manner prescribed
     herein for the Review Officer.   A "Code of Ethics Officer,"  as designated
     by the Review Officer, shall act under the direction and supervision of the Review Officer.

16. A "Related Security" is any security whose value directly fluctuates as a result of a change in the value of a security in the Securities Universe.

17. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end mutual funds.

18. A "Security held or to be acquired" by a Client means any Security which, within the most recent 15 days, (i) is or has been held by a Client or (ii) is being or has been considered by Analytic Investors, Inc. for purchase for a Client.

19. A Security is "being purchased or sold" by a Client from the time when a recommendation has been communicated to the persons who place the buy and sell orders for a Client until the time when such program has been fully completed or terminated.

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20.  "Security Universe" means only the Securities held or to be acquired by the Analytic Investors, Inc., or a subsidiary of Analytic Investors, Inc. located on the same premises as Analytic Investors, Inc. or using Analytic Investors, Inc.'s security transaction facilities for a Client.


III. Prohibited Purchases and Sales of Securities

1. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any
     Client:

     a)   employ any device, scheme, or artifice to defraud such Client;

     b) make to such Client any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     c) engage in any act, practice, or course of business that would operate as a fraud or deceit upon such Client; or

     d)   engage in any manipulative practice with respect to such Client.

2. Subject to certain exemptions in Section IV(4) of this Code, no Access Person/Advisory Representative may purchase or sell, directly or indirectly, a Security for a Personal Account at the same time that the same Security or a Related Security is a Security in the Security Universe.

3. No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of any Client) any information regarding transactions in securities by any Client or any such Securities in the Security Universe.

4. No Access Person shall recommend any transaction in Securities by any Client without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including without limitation:

     a) the Access Person's direct or indirect Beneficial Ownership of any Securities of such issuer;

     b)   any contemplated transaction by the Access Person in such Securities;

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     c)   any position the Access Person has with such issuer or its affiliates
          (for example, a directorship); and

     d) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and the Access Person or any party in which the Access Person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such Securities or issuer is not material to his or her personal net worth and any contemplated transaction by the Access Person in such Securities cannot reasonably be expected to have a material adverse effect on any such transaction by any Client or on the market for the Securities generally, that Access Person shall not be required to disclose his or her interest in the Securities or the issuer of the Securities in connection with any such recommendation.

5. No Investment Personnel shall acquire beneficial interest in any securities in an initial public offering ("IPO") or other limited offerings commonly referred to as private placements, without prior written approval of the Review Officer. The Review Officer must maintain a record of any decision, and the reasons supporting the decision, to approve the investment personnel's acquisition of an IPO or private placement for at least five years after the end of the fiscal year in which the approval was granted.

     Before granting such approval the Review Officer should carefully evaluate such investment to determine that the investment could create no material conflict between the investment personnel and the Firm. The Review Officer may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, the Review Officer may consider approving the transaction if the Review Officer can determine that: (i) the investment did not result from directing Firm business to the underwriter of issuer of the security, (ii) the Investment Personnel are not misappropriating an opportunity that should have been offered to a Client, and (iii) an Investment Person's investment decisions for the Clients will not be unduly influenced by his or her personal holdings and investment decisions are based solely on the best interests of the Client. Any person authorized to purchase security in an IPO or private placement shall disclose that investment when they play a part in the Client's subsequent consideration of an investment in that issuer. In such circumstances, the Client's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

6. No Investment Personnel shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security within a 60-day calendar day period. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate client portfolio. This 60-day

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     period will not include any purchase or sale made pursuant to the exercise or expiration of an option on a security, provided that such exercise or expiration is not at the discretion of the Investment Personnel.

          Exception: The Review Officer may allow exceptions to this policy on a case-by case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived impact of a trade by one of the Client portfolios. The Review Officer shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The Review Officer may consider granting an exception to this prohibition if the securities involved in the transaction are not eligible for inclusion in the Security Universe. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the Investment Personnel must complete, sign and submit to the Review Officer a completed Securities Transaction Report Relating to Short-Term Trading, certifying that the proposed transaction is in compliance with this Code of Ethics. The Review Officer shall retain a record of exceptions granted and the reasons supporting the decision.

7. Subject to Section IV (4) of this Code, new employees who at the date of their employment own any security included in the Security Universe and current employees with a security holding that subsequently is included in the Security Universe are prohibited from engaging in any transaction which might be deemed to violate Section III (i) of this Code.


IV.  Pre-Clearance of Transactions

1. Except as provided in Section IV(4) of this Code, every Access Person must pre-clear each proposed transaction in Securities with the Review Officer prior to proceeding with the transaction. No transaction in Securities shall be effected without the prior written approval of the Review Officer. In determining whether to grant such clearance, the Review Officer shall refer to Section IV(4) below. Pre-clearance approval will expire at the close of business on the trading date two (2) business days after the date on which authorization is received. For example, pre-clearance received Friday at 9:00 a.m. would expire as of the close of business Monday. If the trade is not completed before such pre-clearance expires, the access person is required to again obtain pre-clearance for the trade. In addition, if an access person becomes aware of any additional information with

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     respect to a transaction that was pre-cleared, such person is obligated to disclose such information to the Review Officer prior to executing the pre-cleared transaction.


2. The pre-clearance requirements of Section IV(1) shall not apply to the following transactions:

     a) Purchases or sales over which the Access Person has no direct or indirect influence or control.

     b) Purchases or sales that are non-volitional on the part of the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call.

     c)   Purchases that are part of an automatic dividend reinvestment plan.

     d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     e) Purchases or sales of securities that are not eligible for inclusion in the Securities Universe.

3. Transactions that shall be entitled to clearance from the Review Officer include transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Client and with respect to registered investment companies, which are otherwise in accordance with Rule 17j-l. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security that is in the Security Universe (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion. The Review Officer shall report all such transactions to the Board of Directors.


V.   Additional Restrictions and Requirements

1. No Access Person shall accept or receive any gifts, favors, gratuities or other thing ("gifts") of more than de minims value from any person or
     entity that does business with Analytic Investors, Inc   All gifts with a
     fair market value in excess of $100 are viewed as gifts of more than de minims value and require pre-approval by the Review Officer. In addition, no investment personnel may receive gifts from the same source valued at more than $500 per individual recipient on an annual basis. No Access Person or member of his or her family, may utilize the receipt of a gift when acting in a fiduciary capacity.

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2.   No Investment Personnel shall accept a position as a director, trustee, or general partner of a publicly-traded company or partnership unless the acceptance of such position has been approved by the Review Officer as consistent with the interests of the Clients. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such Investment Personnel from making decisions about trading in that company's securities. To the extent that the Firm acts as investment adviser to a portfolio of the UAM Funds, notification of such directorship shall be made to the compliance officer of the UAM Funds.

3. No Access Person shall buy or sell a security within seven (7) calendar days before and two (2) calendar days after any portfolio of the Firm trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate client portfolio.

4. Every Access Person must direct each brokerage firm or bank at which the Access Person maintains a securities account to send duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts promptly to Analytic Investors, Inc. Compliance with this provision can be effected by the Access Person providing duplicate copies of all such statements directly to Analytic Investors, Inc.


VI.  Reporting Obligations

1. Every Access Person shall report all transactions in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in Securities provided: however, an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence. Reports shall be filed with the Review Officer each quarter. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to the Alternate Review Officer, who shall act in all respects in the manner prescribed herein for the Review Officer.

     All Access Persons shall disclose to the Review Officer (i) all personal securities holdings (including securities acquired before the person became an access person) within ten (10) days upon the later of commencement of employment or adoption of this Code. Holdings in direct obligations of the US government, banker's acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

     In addition to reporting securities holdings, every access person shall certify in their initial report that (i) they have received, read and understand the Code of Ethics and recognize that they are subject thereto, and (ii) they have no knowledge of the

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     existence of any personal conflict of interest relationship which may involve a Client, such as any economic relationship between their transactions and securities held or to be acquired by any Client portfolios.

2. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

     a) the date of the transaction, the title and the number of shares, interest rate and maturity date (if applicable), trade date and the principal amount of each security involved;

     b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     c)   the price at which the transaction was effected;

     d) the name of the broker, dealer or bank with or through whom the transaction was effected; and

     e)   the date the report was submitted to the Review Officer.

     Transactions in direct obligations of the UA government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

     In addition, with respect to any account established by an Access Person in which any securities were held during the quarter for the direct of indirect benefit of the Access Person, the Access Person must provide (i) the name of the broker, dealer or bank with whom the Access Person established the account, (ii) the date the account was established, and
     (iii) the date the report is submitted by the Access Person.

     This quarterly report shall be made on the Securities Transaction for the Calendar Quarter Ended form and shall be delivered to the Review Officer. In lieu of manually filling out all of the information required by the form, Access Persons may attach confirms and/or account statements to a signed form.

3. Any such report may refer to the information contained in the statements required by Section VI (2) of this Code.

4. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

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5.   Every Access Person shall report the name of any publicly-traded company
     (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company's outstanding shares.

6. Every Access Person who owns Securities acquired in a private placement shall disclose such ownership to the Review Officer if such person is involved in any subsequent consideration of an investment in the issuer by a Client. Analytic Investors, Inc.'s decision to recommend the purchase of such issuer's Securities to any Client will be subject to independent review by Investment Personnel with no personal interest in the issuer.

7. In the event that no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

8. Reports maintained pursuant to Rule 204-2(a)(12) under the Advisers Act shall meet the requirements for reports required to be made under this section.

9. Every Access Person shall disclose to the Review Officer all personal securities holdings as of the calendar year ended within thirty (30) days after year-end. Holdings in direct obligations of the US government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable holdings. In addition to report securities holdings, every Access Person shall certify annually that he or she:

     a) has read and understands this code and recognized that he/she is subject to it;

     b)   has complied with the Code;

     c) has disclosed and reported all personal securities transactions required to be disclosed or reported;

     d) has not disclosed pending "buy" or "sell" orders for a Client to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

     e) has no knowledge of the existence of any personal conflict of interest relationship which may involve a Client, such as economic relationship between their transactions and securities held or to be acquired by any Client portfolios.

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       This annual certification shall be made on the Annual Report of Access
       Person form and shall be delivered to the Review Officer.

VII.   Review and Enforcement

1. The Officer shall provide a comparison of all reported personal securities transactions with completed portfolio transactions of the Access Persons and a list of securities being considered for purchase or sale by Analytic Investors, Inc. to the Review Officer. Determination of whether a violation of this Code may have occurred will be made by the Review Officer. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

2. If the Review Officer determines that a violation of this Code may have occurred, he or she shall submit his or her determination and any additional explanatory material provided by the individual, to an Alternate Review Officer, who shall make an independent determination as to whether a violation has occurred.

3. If the Alternate Review Officer finds that a violation has occurred, the Alternate Review Officer shall impose upon the individual such sanctions as he or she deems appropriate, including, but not limited to, a letter of censure, suspension or termination of the employment of the violator, or disgorgement of profits. There shall be no mandatory sanction for inadvertent non-compliance with the blackout trading restrictions set forth in Section III(2).

4. No Person shall participate in a determination of whether he or she has committed a violation of this Code or of the imposition of any sanction against himself. If a Securities transaction of the Alternate Review Officer is under consideration, the other Alternate Review Officer or the Chief Executive Officer shall act in all respects in the manner prescribed herein for an Alternate Review Officer.


VIII.  Records

Analytic Investors, Inc. shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission.

1. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved;

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2.   A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved for a period of not less than five years following the end of the fiscal year in which it was made;

3. A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it was made;

4. A list of all persons who are, or within the past five years have been required to make reports pursuant to this Code and a list of all persons who were responsible for reviewing the reports shall be maintained;

5. Each memorandum made by the Review Officer hereunder, for a period of five years from the end of the fiscal year in which it was made; and

6. A copy of every report provided to the Fund's Board of Directors by the firm which describes any issue arising under this Code and certifies that the Firm has adopted procedures reasonably necessary to prevent access persons from violating this Code.

IX.  Miscellaneous

1. All reports of securities transactions and any other information filed with Analytic Investors, Inc. pursuant to this Code shall be treated as confidential.

2. Analytic Investors, Inc. may from time to time adopt such interpretations of this Code as it deems appropriate.

3. The Review Officer shall prepare a report to Analytic Investors, Inc.'s Board of Directors, upon request, as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

4. The Review Officer shall provide to the Compliance Officer of any investment company registered under Investment Company Act of 1940 for which Analytic Investors acts as investment adviser or sub-adviser any reports required under the Fund's Code of Ethics.

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Adopted this 3rd day
of December, 1998
Dated:  December 3, 1998
May 2000

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                          POLICIES AND PROCEDURES OF
                           ANALYTIC INVESTORS, INC.
                DESIGNED TO DETECT AND PREVENT INSIDER TRADING


Section I.   Policy Statement On Insider Trading

A.   Introduction

Analytic Investors, Inc. seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in mutual funds and advisory accounts advised by Analytic Investors, Inc. is something we value and endeavor to protect. To further that goal, this Policy Statement proscribes procedures to deter the misuse of material, nonpublic information in securities transactions.

Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to severe penalties. Criminal sanctions may include a fine of up to $ 1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

Regardless of whether a government inquiry occurs, Analytic Investors, Inc. views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including immediate dismissal.

B.   Scope of the Policy Statement

This Policy Statement is drafted broadly and will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by directors, officers and employees of Analytic Investors, Inc. (including spouses, minor children and adult members of their households).

The law of insider trading is continuously evolving and an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, your asking a single question can help avoid disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to Compliance Officer. You also must notify the

Compliance Officer immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

C.   Policy Statement on Insider Trading

The nature and style of the investment process conducted at Analytic Investors, Inc. does not rely upon nonpublic information, whether material or not. Proprietary analysis performed on public information is not generally considered to be inside information, and as such Analytic Investors, Inc. personnel can be confident that trading for a Client account based on our proprietary analysis will not be regarded as insider trading. All relevant restrictions in the Code of Ethics regarding the use of Analytic Investors, Inc.'s proprietary analysis for personal trading still applies, no person to whom this Policy Statement
    --------
applies, including you, may trade, either personally or on behalf of others (such as for mutual funds and private accounts managed by Analytic Investors, Inc.), while in possession of material, nonpublic information; nor may such Analytic Investors, Inc. personnel communicate material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

     1.   Material Information

Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessment of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Officer.

Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal's "Heard on the Street" column.

     2.   Nonpublic Information

Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

     3.   Identifying Inside Information

Before executing any trade for yourself or others, including investment companies or private accounts managed by Analytic Investors, Inc, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

     (i.) Report the information and proposed trade immediately to the Compliance Officer.

     (ii.) Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Analytic Investors, Inc.

     (iii.) Do not communicate the information inside or outside Analytic Investors, Inc., other than to the Compliance Officer.

     (iv.) After the Compliance Officer has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm should take, if any.

You should consult with the Compliance Officer before taking any action. This degree of caution will protect you, your clients and the firm.

     4.   Contacts with Public Companies

For Analytic Investors, Inc., direct contact with public companies does not represent an important part of our research efforts. Material non-public information of a sort that might arrive through direct company contact may arrive to Analytic Investors, Inc., however, through brokers, research services, or other market contacts. Employees are advised that such information is not germane to Analytic Investors, Inc.'s style of investment management. Such information should not influence trading of Client accounts, should not be used to conduct personal transactions, and should not be passed on to others.

     5.   Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offer or, the target company or anyone acting on behalf of either. Analytic Investors, Inc. employees and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.


Section II.   Procedures To Implement The Policy Statement On Insider Trading

A. Procedures to Implement Analytic Investors, Inc.'s Policy against Insider Trading

The following procedures have been established to aid the officers, directors and employees of Analytic Investors, Inc. in avoiding insider trading, and to aid Analytic Investors, Inc. in preventing and detecting against insider trading and imposing appropriate sanctions against violations of the Firm's policies. Every officer, director and employee of Analytic Investors, Inc. must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.

     1.   Personal Securities Trading

All officers, directors and employees of Analytic Investors, Inc. shall submit to the Compliance Officer a report of every securities transaction (as defined by Analytic Investors, Inc.'s Code of Ethics) in which they, their families (including spouses, minor children and adults living in the same household), and trusts of which they are trustees or in which they have a beneficial interest have participated within ten days after such transaction. The report shall include the name of the security, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected. The requirement may be satisfied by sending duplicate confirmations of such trades to the Compliance Officer.

All officers, directors and employees of Analytic Investors, Inc. shall obtain clearance from the Compliance Officer or, if unavailable, the alternate Review Officer prior to effecting any relevant securities transaction (as defined by Analytic Investors, Inc.'s Code of Ethics) in which they, their families (including the spouse, minor children and adults living in the same household) as the officer, director or employee or trusts of which they are trustees or in which they have a beneficial interest are parties. The Compliance Officer, as appropriate, shall promptly notify the officer, director or employee of clearance or denial of clearance to trade. Notification of approval or denial to trade may be given orally; however, it shall be confirmed in writing within 24 hours of the oral notification. Such notification must be kept strictly confidential.

     2.   High-Risk Trading Activities

Certain high-risk trading activities, if used in the management of an Analytic Investors, Inc. officer, director or employee's personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that an action necessary to close out the transactions may become prohibited during the pendency of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Analytic Investors, Inc. officers, directors and employees should understand that short sales and trading in derivative instruments involve special risks - derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each officer, director and employee to Analytic Investors, Inc. may heighten those risks. For example, if Analytic Investors, Inc. becomes aware of material, nonpublic information about the issuer of the underlying securities, Analytic Investors, Inc. personnel may find themselves "frozen" in a position in a derivative security. Analytic Investors, Inc. will not bear any losses resulting in any personal account because of this Policy Statement and its procedures.

     3.   Restrictions on Disclosures

Analytic Investors, Inc. officers, directors and employees shall not disclose any nonpublic information (whether or not it is material) relating to Analytic Investors, Inc. or its securities transactions to any person outside Analytic Investors, Inc.(unless such disclosure has been authorized by Analytic Investors, Inc.). Material, nonpublic information may not be communicated to anyone, including persons within Analytic Investors, Inc., except as provided in
Section I above. Such information must be secured. For example, access to files containing material, nonpublic information and computer files containing such information should be restricted and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).


Section III.   Supervisory Procedures

A.   Supervisory Procedures

Analytic Investors, Inc. has assigned the Compliance Officer the primary responsibility for the implementation and maintenance of Analytic Investors, Inc.'s policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

          1.   Prevention of Insider Trading

To prevent insider trading, the Compliance Officer will:

     (i.) provide, on a regular basis, an educational program to familiarize officers, directors and employees with Analytic Investors, Inc.'s policy and procedures;

     (ii.) answer questions regarding Analytic Investors, Inc.'s policy and procedures;

     (iii.) resolve issues of whether information received by an officer, director or employee of Analytic Investors, Inc. is material and nonpublic and determine what action, if any, should be taken;

     (iv.) review on a regular basis and update as necessary Analytic Investors, Inc.'s policy and procedures; and

     (v.) when it has been determined that an officer, director or employee of Analytic Investors, Inc. has material, nonpublic information:

          1. implement measures to prevent dissemination of such information, and

          2. if necessary, restrict officers, directors and employees from trading the implicated securities, and

     (vi.) together with the Chief Investment Officer promptly review, and either approve or disapprove, in writing, each request of an officer, director or employee for clearance to trade in specified securities.

          2.   Detection of Insider Trading

To detect insider trading, the Compliance Officer  will:

     (i.) review the trading activity reports filed by each officer, director, and employee;

     (ii.) review the trading activity of mutual funds and private accounts managed by Analytic Investors, Inc.;

     (iii.) promptly investigate all reports of any possible violations of Analytic Investors, Inc.'s Policy and Procedures to Detect and Prevent Insider Trading; and

     (iv.) coordinate the review of such reports with other appropriate officers, directors or employees of Analytic Investors, Inc.

             3.   Special Reports to Management

Promptly upon learning of a potential violation of Analytic Investors, Inc.'s Policy and Procedures to detect and Prevent Insider Trading, the Compliance Officer, should prepare a written report to management providing full details, which may include (1) the name of particular securities involved, if any; (2) the date(s) the Compliance Officer learned of the potential violation and began investigating; (3) the accounts and individuals involved; (4) actions taken as a result of the investigation, if any; and (5) recommendations for further action.

             4.   General Reports to Management and/or the Board of Directors

On an as-needed or periodic basis, Analytic Investors, Inc. .may find it useful for the Compliance Officer to prepare a written report to the management and/or the Board of Directors of Analytic Investors, Inc. setting forth some or all of the following:

     (i.) a summary of existing procedures to detect and prevent insider trading;

     (ii.)   a summary of changes in procedures made in the last year;

     (iii.) full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by such investigation;

     (iv.) an evaluation of the current procedures and a description of anticipated changes in procedures; and a description of Analytic Investors, Inc.'s continuing educational program regarding insider trading, including the dates of such programs since the last report to management.

The Compliance Officer must notify or clear his/her own proposed transactions with the Alternate Review Officer, as defined in the Code of Ethics.

                    ANALYTIC INVESTORS, INC. CODE OF ETHICS
                        INITIAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for The UAM Funds; (ii) I have read and understand the Code;
     (iii) and I recognize that I am subject to the Code as an "access person" of the Fund.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Fund or any of its portfolios.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and unaffiliated registered open-end investment companies (mutual funds). Please check this box if an addendum is attached listing additional securities [_]

=======================================================================================================
      SECURITY           NO. OF      PRICE      PRINCIPAL         TYPE OF        BROKER, DEALER OR BANK
                         SHARES    PER SHARE     AMOUNT          PURCHASE        THROUGH WHOM EFFECTED
(include interest
 rate and maturity                                              (Direct or
 date, if applicable)                                            Indirect)
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

=======================================================================================================

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. Please check this box if an addendum is attached listing additional accounts [_]

==================================================================================================
 BROKER, DEALER OR       BENEFICIAL OWNER OF             ACCOUNT NUMBER               DATE ACCOUNT
 BANK THROUGH WHOM             ACCOUNT                                                   OPENED
    EFFECTED
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

==================================================================================================

Directors who are not "interested persons" of the Fund are required to complete this form but are not required to make a report of personal securities holdings.

Signature:  ____________________________    Signature:  _______________________

       Access Person                                Compliance Officer

Name:  ____________________________________  Name:  ____________________________

Date:  ____________________________________  Date:  ____________________________
       (First date of access person status)

                         THE UAM FUNDS CODE OF ETHICS
                                ADDENDUM TO THE
                        INITIAL REPORT OF ACCESS PERSON

================================================================================================================
            SECURITY

   (include interest rate and     NO. OF    PRICE PER    PRINCIPAL    TYPE OF PURCHASE    BROKER, DEALER OR BANK
       maturity date, if          SHARES      SHARE       AMOUNT         (Direct or       THROUGH WHOM EFFECTED
          applicable)                                                    Indirect)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

================================================================================================================

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

===============================================================================
  BROKER, DEALER OR      BENEFICIAL OWNER OF    ACCOUNT NUMBER     DATE ACCOUNT
    BANK THROUGH               ACCOUNT                                OPENED
    WHOM EFFECTED
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

Directors who are not "interested persons" of the Fund are required to complete this form but are not required to make a report of personal securities holdings.

Signature:  __________________________       Signature:  _______________________

             Access Person                               Compliance Officer

     Name:  __________________________            Name:  _______________________

     Date:  ____________________________________  Date:  _______________________
            (First date of access person status)

                    ANALYTIC INVESTORS, INC. CODE OF ETHICS
                        ANNUAL REPORT OF ACCESS PERSONS

1. I hereby acknowledge that I have read and understand the Code of Ethics for the Fund (the "Code") and recognize that I am subject thereto in the capacity of an access person of the Fund.

2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a portfolio of the Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Fund or any of its portfolios.

5. As of December 31, 200__, I had a direct or indirect beneficial ownership in the securities listed below. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and unaffiliated registered open-end investment companies (mutual funds). Please check this box if an addendum is attached listing additional securities [_]

============================================================================================================
            SECURITY              NO. OF   PRICE PER   PRINCIPAL         TYPE OF           BROKER, DEALER OR
                                  SHARES     SHARE      AMOUNT           PURCHASE          BANK THROUGH WHOM
                                                                                               EFFECTED
   (include interest rate and                                      (Direct or Indirect)
  maturity date, if applicable)

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

6. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. Please check this box if an addendum is attached listing additional accounts [_]

==============================================================================
  BROKER, DEALER OR      BENEFICIAL OWNER OF    ACCOUNT NUMBER    DATE ACCOUNT
    BANK THROUGH               ACCOUNT                               OPENED
    WHOM EFFECTED
------------------------------------------------------------------------------
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

==============================================================================

Directors who are not "interested persons" of the Fund are required to complete this form but are not required to make a report of personal securities holdings except where such Director knew or should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director/trustee, such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund or an adviser.

Signature:  ________________________         Signature:  _______________________

            Access Person                                Compliance Officer

   Name:  ______________________________________  Name:  _______________________

   Date:  ______________________________________  Date:  _______________________
          (No later than 30 days after year-end)

                          THE UAM FUNDS CODE OF ETHICS
                                ADDENDUM TO THE
                         ANNUAL REPORT OF ACCESS PERSON

==========================================================================================================
            SECURITY

   (include interest rate and     NO. OF    PRICE PER    PRINCIPAL     TYPE OF      BROKER, DEALER OR BANK
       maturity date, if          SHARES      SHARE       AMOUNT       PURCHASE     THROUGH WHOM EFFECTED
          applicable)                                                 (Direct or
                                                                      Indirect)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

==========================================================================================================
  BROKER, DEALER OR      BENEFICIAL OWNER             ACCOUNT NUMBER             DATE ACCOUNT
    BANK THROUGH            OF ACCOUNT                                              OPENED
   WHOM EFFECTED
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

========================================================================================================

Directors who are not "interested persons" of the Fund are required to complete this form but are not required to make a report of personal securities holdings.


Signature: _______________________________    Signature: ______________________

           Access Person                                 Compliance Officer

   Name:  ________________________________       Name:  _______________________

   Date:  ________________________________       Date:  _______________________

     (No later than 30 days after year-end)

                    ANALYTIC INVESTORS, INC. CODE OF ETHICS
           SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER
                                ENDED:_________

1. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Fund. (if none were transacted, write "none"). You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and unaffiliated registered open-end investment companies (mutual funds). Please check this box if an addendum is attached listing additional securities [_]

----------------------------------------------------------------------------------------------------------------
     SECURITY          DATE OF     NO. OF    PRICE PER    PRINCIPAL        NATURE OF      BROKER, DEALER OR BANK
                        TRADE      SHARES      SHARE        AMOUNT        TRANSACTION      THROUGH WHOM EFFECTED
                                                                        (Purchase, Sale,
 (include interest                                                          Other)
 rate and maturity
date, if applicable)

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

================================================================================================================

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Directors who are not "interested persons" of the Fund are required to complete this form but are not required to make a report of personal securities holdings except where such Director knew or should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director/trustee, such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund or an adviser.

2. During the quarter referred to above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "none"). Please check this box if an addendum is attached listing additional accounts [_]

================================================================================

 BROKER, DEALER OR BANK     BENEFICIAL    ACCOUNT NUMBER    DATE ACCOUNT OPENED
 THROUGH WHOM EFFECTED        OWNER OF
                              ACCOUNT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

3. Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Fund or any of its portfolios.


Signature:  _______________________________   Signature:  ______________________

            Access Person                                 Compliance Officer

   Name: __________________________________      Name:  ________________________

Date: _____________________________________   Date:  ___________________________
      (no later than 10 days after calendar
      quarter)

                          THE UAM FUNDS CODE OF ETHICS
                                ADDENDUM TO THE
    SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________


--------------------------------------------------------------------------------------------------------------
     SECURITY        DATE OF TRADE    NO. OF     PRICE      PRINCIPAL       NATURE OF       BROKER, DEALER OR
 (include interest                    SHARES   PER SHARE      AMOUNT       TRANSACTION      BANK THROUGH WHOM
 rate and maturity                                                          (Purchase,          EFFECTED
     date, if                                                              Sale, Other)
    applicable)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

  This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Directors who are not "interested persons" of the Fund are required to complete this form but are not required to make a report of personal securities holdings except where such Director knew or should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director/trustee, such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund or an adviser.

==========================================================================================================
  BROKER, DEALER OR       BENEFICIAL OWNER OF            ACCOUNT NUMBER                 DATE ACCOUNT
  BANK THROUGH WHOM             ACCOUNT                                                    OPENED
      EFFECTED
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================

Signature:  _________________________    Signature: ___________________________

            Access Person                           Compliance Officer

     Name:  _________________________         Name: ___________________________

     Date:  _____________________________     Date: ___________________________
            (no later than 10 days after
            calendar quarter)

                    ANALYTIC INVESTORS, INC. CODE OF ETHICS

  SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF INVESTMENT
      PERSONNEL FOR THE SIXTY-DAY PERIOD FROM ___________ TO __________:

During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and unaffiliated registered open-end investment companies (mutual funds).

============================================================================================================
   SECURITY       PROPOSED DATE     NO. OF    PRICE PER     PRINCIPAL      NATURE OF        BROKER/DEALER
                       OF           SHARES      SHARE         AMOUNT      TRANSACTION      OR BANK THROUGH
                      TRADE                      (or                    (Purchase, Sale,    WHOM EFFECTED
                                               proposed                      Other)
                                                price)
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to the portfolio of the Fund that serves as the basis for my "investment personnel" status with the Fund (the "Portfolio"), and transactions in the securities set forth in the table above, I hereby certify that:

(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio, such as frontrunning transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolio;

(b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolio, or (ii) being purchased or sold by the Portfolio; and

(c)  such transactions are in compliance with the Code of Ethics of the Fund.

Date: ____________       Signature:  _____________________________
                                      Investment Personnel

                              Name:  _____________________________

In accordance with the provisions of Section B(2)(c) of the Code of Ethics of the Fund, the transaction proposed to be effected as set forth in this report is: Authorized: [_] Unauthorized: [_]


Date: ____________            Signature:  _____________________________
                                          Compliance Officer
                                   Name:  _____________________________

                           Analytic Investors, Inc.
              Employee Pre-Authorization of Personal Trading Form

Employee Section:

Name of Employee__________________________________  Date of Request ___________

Buy  Sell  (Circle One) __________________________  # of Shares _______________
                       Security Name/Ticker Symbol

Price at request: Last ______  Bid ______  Ask ___  Price of transaction:______


1. As of today's date I have no knowledge of a possible or pending purchase or sale of the above security in any Analytic Investor client portfolio. Furthermore, to the best of my knowledge this security has neither been a part or will it be a part of Analytic Investor's universe for 24 hours (7 days if this is an Investment Personnel's request) before and after this request.

2. I acknowledge that if the Review Officer to whom I submit this written request determines that the above trade would contravene Analytic Investor's Code of Ethics, such review officer in his/her sole discretion has the right not to approve the trade, and I undertake to abide by his/her decision. In addition, if the review officer determines, post effectively, that this transaction contravenes with Analytic Investor's Code, such review officer may require that the transaction be unwinded or that profits be disgorged.

3. I acknowledge having received and read the policies with respect to the reporting of securities transactions and insider trading in Analytic Investor's Code of Ethics, and I further acknowledge that I am aware that any violation of such policies may represent cause for dismissal.

4.   I acknowledge that this authorization is valid for two business days only.


_____________________________     _____________________________________________
Employee Signature                Chief Investment Officer or Managing Director
                                  Signature


********************************************************************************

Compliance/Review Officer Section:

_____   Category 1 - Preclearance is not required.

_____ Category 2 - Preclearance is required but would not require an exception report.

_____ Category 3 - Preclearance is required and an exception report must be filed by the Compliance Officer.

Possible reasons for an exception might include:
        _____ The security is not and has not recently been in a client portfolio, and is not under consideration
        _____ The size of the trade would not be expected to have a material impact on the market price
        _____ The employee faces a financial hardship, necessitating a liquidation in excess of category 2 limits
        _____ The transaction involves a bona fide hedge of an employee's company stock position
        _____ The transaction involves options with a notional value in excess of category 2 limits but that are otherwise deep out-of-the-money (i.e., 10% or more)
_____  Category 4 - Transactions are forbidden.

Approval Signature: _______________________________________________________

Denied ___________  Reasons: _______________________________________________

Definitions

Category 1 - Preclearance is not required.
An Access Person (or Related Party) can conduct any Category 1 transaction at any time, in any size, and without regard to the blackout and short-term profit restrictions described below. Category 1 securities transactions include the buying or selling of shares of open-end mutual funds (including any offered by UAM), U.S. Treasury or agency securities, and any money market instruments such as certificates of deposit, commercial paper, bankers acceptances, and other short term notes under 1 year. Category 1 transactions also include the buying or selling of domestic or global index options (but not equity options or other categories of options), as well as shares in index-based investment trusts, such as SPDR's, WEBS, Dow Diamonds, etc. Even though a Category 1 transaction does not need to be precleared, any current holding does need to be disclosed on any quarterly or annual disclosure report following its purchase.


Category 2 - Preclearance is required but would not require an exception report.
A Category 2 securities transaction is one for which the security is known or reasonably expected to be in the Securities Universe of Analytic Investors but for which the transaction is such that it would not be expected to cause any conflict with a client account. In the case of equities, any transaction of less than 1000 shares for companies that have a capitalization in excess of $1 billion (e.g., any stock in the S&P 500) would constitute a Category 2 transaction. Any equity option on such a security would also constitute a Category 2 transaction, adjusted for the option multiplier (e.g., 10 options are equivalent to 1000 shares). Any exchange-traded future or option (domestic or global) not described in Category 1, and any fixed income instrument of less than $100,000 in par value not covered in Category 1 would constitute a Category 2 transaction. Note that it is the Access Person's responsibility to verify (and to include on the preclearance form) that a requested securities transaction is a Category 2 transaction.

Category 3 - Preclearance is required and an exception report must be filed by the Compliance Officer.
A Category 3 securities transaction is one which falls outside the definitions of Category 1 and 2, but for which the Compliance Officer might be able to approve depending on circumstances. Such transactions might include (but would not be limited to) a transaction that otherwise violates the short-term trading or blackout restriction rules (see below) or a transaction in excess of the size or capitalization limits listed in Category 2. The Compliance Officer has complete discretion to make a final ruling on whether a Category 3 transaction is permissible and is not obligated to automatically approve any example cited here. All Category 3 securities transaction requests and their associated written justifications (or denials) by the Compliance Officer will be maintained for possible inspection by the Board of Directors.


Category 4 - Transactions are forbidden
A Category 4 securities transaction is a securities transaction in which Analytic Investors forbids any Access Person (or Related Party) from engaging. At the moment the only Category 4 transaction is participation in an initial public offering. Any Access Person who engages in a Category 4 transaction will be subject to reprimand, ranging from disgorgement of profits to termination.